FOR IMMEDIATE RELEASE

Contact:
Nancy Ellefson
VP of Finance
Pizza Inn, Inc.
469-384-5000

PIZZA INN, INC. REPORTS RESULTS FOR
SECOND QUARTER FISCAL YEAR 2011

Company continues new restaurant expansion in a difficult economy

The Colony, Texas – February 9, 2011 -- PIZZA INN, INC. (NASDAQ:PZZI) today reported net income of $0.4 million, or $0.05 per share, for the fiscal quarter ended December 26, 2010, versus net income of $0.4 million, or $0.05 per share, for the same quarter of the prior fiscal year on total revenue of $10.4 million for each of the fiscal quarters ended December 26, 2010 and December 27, 2009.

For the six months ended December 26, 2010, Company revenues were $21.0 million compared to $20.4 million for the same period in the prior fiscal year.  Net income for the six months ended December 26, 2010 was $0.5 million, or $0.06 per share, compared to $0.8 million, or $0.09 per share, for the same period in the prior fiscal year. The decline in net income is primarily attributable to $0.3 million of depreciation expense associated with the closure of a company store opened prior to the rollout of the new buffet prototype.

 Highlights for the second quarter of fiscal year 2011 included:

•
Sales from Company-owned restaurants increased 20%, or $0.2 million, in the second quarter of fiscal 2011 compared to the same quarter of the prior fiscal year, primarily due to the opening of a new buffet location in Lewisville, Texas in December, 2010 and the acquisition of a delivery carryout location from a franchisee in September, 2010.  The new buffet restaurant was the third such Company-owned location opened since September, 2009.

•	Comparable domestic buffet restaurant sales decreased 2.2% for the second quarter of fiscal 2011 compared to the same quarter of the prior fiscal year.

•	Chain-wide comparable domestic restaurant sales decreased 2.6% for the second quarter of fiscal 2011 compared to the same quarter of the prior fiscal year.

•
The 0% First Year Royalty incentive program has resulted in seven buffet openings in the last six fiscal quarters, with an eighth buffet unit opened in the current quarter.  Waived royalties under this incentive program were $58,000 for the second quarter of fiscal 2011 and $131,000 for the first six months of fiscal 2011.  All of these new buffet units began or will begin paying royalties in fiscal year 2011 or 2012.

•
Subsequent to quarter end, the Company entered into an amendment to its Loan Agreement with Amegy Bank that increased the term loan facility to $2.56 million, providing additional growth capital for continued Company-owned restaurant expansion.

FOR IMMEDIATE RELEASE

Contact:
Nancy Ellefson
VP of Finance
Pizza Inn, Inc.
469-384-5000

Charlie Morrison, President and CEO, commented, "We successfully opened our fifth company store in December, the second opening of this fiscal year, and secured additional financing to continue with our growth plans.  This, combined with openings of eight new buffet restaurants in the last 18 months across the US under our $0 First Year Royalty incentive program, continues to position us for future growth.  Although we continue to face difficult commodity markets and price competition in our category, we expect to see continued improvement in same store sales for the balance of this fiscal year.”

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions.  Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Pizza Inn’s control.  Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate.  In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that Pizza Inn’s objectives and plans will be achieved.

Pizza Inn, Inc. is an owner, franchisor and supplier of a system of restaurants operating domestically and internationally under the trademark “Pizza Inn.”  The Company and its distribution division, Norco Restaurant Services Company, are headquartered in The Colony, Texas.  The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “PZZI.”

PIZZA INN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	Dec. 26,	Dec. 27,	Dec. 26,	Dec. 27,
REVENUES:	2010	2009	2010	2009

Food and supply sales	$8,489	$8,616	$17,191	$17,011
Franchise revenue	917	1,004	1,942	2,066
Restaurant sales	949	791	1,854	1,334
	10,355	10,411	20,987	20,411

COSTS AND EXPENSES:
Cost of sales	8,473	8,461	17,177	16,577
Franchise expenses	381	430	904	897
General and administrative expenses	836	838	1,671	1,615
Costs associated with store closure	-	-	319	-
Bad debt	40	25	55	40
Interest expense	18	12	28	26
	9,748	9,766	20,154	19,155

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	607	645	833	1,256
Income taxes	205	217	277	423
INCOME FROM CONTINUING OPERATIONS	402	428	556	833

Loss from discontinued operations, net of taxes	(23)	(41)	(48)	(80)
NET INCOME	$379	$387	$508	$753

EARNINGS PER SHARE OF COMMON STOCK - BASIC:
Income from continuing operations	$0.05	$0.05	$0.07	$0.10
Loss from discontinued operations	-	-	(0.01)	(0.01)
Net income	$0.05	$0.05	$0.06	$0.09

EARNINGS PER SHARE OF COMMON STOCK - DILUTED:

Income from continuing operations	$0.05	$0.05	$0.07	$0.10
Loss from discontinued operations	-	-	(0.01)	(0.01)
Net income	$0.05	$0.05	$0.06	$0.09

Weighted average common shares outstanding - basic	8,011	8,011	8,011	8,011

Weighted average common and
potential dilutive common shares outstanding	8,012	8,011	8,013	8,011

PIZZA INN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 26,	June 27,
ASSETS	2010 (unaudited)	2010

CURRENT ASSETS
Cash and cash equivalents	$326	$761
Accounts receivable, less allowance for bad debts
of $232 and $178, respectively	2,999	2,678
Income tax receivable	-	184
Inventories	1,883	1,489
Property held for sale	16	16
Deferred income tax assets	742	723
Prepaid expenses and other	288	260
Total current assets	6,254	6,111

LONG-TERM ASSETS
Property, plant and equipment, net	2,943	2,167
Deferred income tax assets	121	48
Deposits and other	113	132
	$9,431	$8,458
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$1,758	$1,783
Deferred revenues	314	236
Accrued expenses	1,126	1,360
Bank debt	313	110
Total current liabilities	3,511	3,489

LONG-TERM LIABILITIES
Deferred gain on sale of property	121	134
Deferred revenues	186	207
Bank debt	632	220
Other long-term liabilities	32	27
Total liabilities	4,482	4,077

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000
shares; issued 15,130,319 and 15,130,319 shares, respectively;
outstanding 8,010,919 and 8,010,919 shares, respectively	151	151
Additional paid-in capital	8,966	8,906
Retained earnings	20,468	19,960
Treasury stock at cost
Shares in treasury: 7,119,400 and 7,119,400, respectively	(24,636)	(24,636)
Total shareholders' equity	4,949	4,381
	$9,431	$8,458

PIZZA INN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	December 26,	December 27,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$508	$753
Adjustments to reconcile net income to
cash provided by operating activities:
Depreciation and amortization	546	164
Stock compensation expense	60	79
Deferred tax	(92)	-
Provision for bad debts	55	40
Changes in operating assets and liabilities:
Notes and accounts receivable	(192)	(571)
Inventories	(394)	(315)
Accounts payable - trade	(25)	172
Accrued expenses	(243)	196
Deferred revenue	58	119
Prepaid expenses and other	(18)	(238)
Cash provided by operating activities	263	399

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital expenditures	(1,313)	(634)
Cash used by investing activities	(1,313)	(634)

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in line of credit, net	615	38
Cash provided by financing activities	615	38

Net decrease in cash and cash equivalents	(435)	(197)
Cash and cash equivalents, beginning of period	761	274
Cash and cash equivalents, end of period	$326	$77